Exhibit 99.1

Tessera Announces Employment Agreement with Chief Executive Officer Michael Oster

Agreement includes options to purchase 1,000,000 shares at $1.15 per share and performance-based award tied to earnings, with thresholds above $0.05 EBITDA per share for 2027

Netanya, Israel, October 7, 2026 – Tessera Defense and Homeland Security Inc. (“Tessera” or the “Company”) (NYSE American: HLSQ) today announced that the Company and its wholly owned Israeli subsidiary have entered into an employment agreement with Michael Oster, the Company’s Chief Executive Officer. Mr. Oster was appointed CEO of the Company as of March 4, 2026.

Under the agreement, Mr. Oster is entitled to, subject to the approvals described below, an option to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $1.15 per share, as well as 1,000,000 restricted stock units vesting over three years and 400,000 fully vested shares of common stock in recognition of his service since March 2026.

A portion of Mr. Oster’s equity compensation will be tied to the Company’s EBITDA per share. For FY 2027, Mr. Oster will be entitled to 200,000 shares if EBITDA per share exceeds $0.05, plus an additional 100,000 shares for each full cent ($0.01) above that level, up to a maximum of 500,000 shares.

For FY 2028, the same structure applies above a threshold of $0.10 per share, also up to a maximum of 500,000 shares. For this purpose, EBITDA means earnings before net financing expenses, income taxes, depreciation and amortization, and EBITDA per share means EBITDA divided by the weighted average number of shares outstanding used to calculate basic earnings per share, in each case based on the Company’s audited consolidated financial statements for the relevant year, prepared in accordance with U.S. GAAP.

EBITDA and EBITDA per share are not measures calculated in accordance with U.S. GAAP. All of the equity awards described above, including the fully vested shares, are subject to required corporate approvals, including stockholder approval of an increase in the number of shares available under the Company’s equity incentive plan, as well as NYSE American approval of the listing of the underlying shares.

In addition, Mr. Oster is the acting Chairman of the Board of Directors of the Company’s subsidiaries.

To date, the Company has also raised more than $6 million in net proceeds through its at-the-market offering program at an average net price of approximately $1.15 per share, as adjusted for the Company’s one-for-ten reverse stock split. In addition, an existing financing source of the Company recently agreed to increase the Company’s available resources by $5 million through a line of credit to support the Company’s business.

“Michael has led Tessera through a fundamental transformation,” said Reuven Yeganeh, a Director. “He has overseen the company’s move from biotechnology into defense and homeland security technology, completed the acquisitions of Zorronet and DFSL, and laid the foundation for additional growth. This agreement reflects the Board’s confidence in his leadership and aligns a meaningful portion of his compensation with stockholder interests through EBITDA-per-share performance.”

“I am grateful to the Board for its confidence, and I believe deeply in Tessera, our people and our technology,” said Michael Oster, CEO of Tessera. “Linking a significant part of my compensation to EBITDA per share reflects my conviction in our path to profitable growth. My interests are aligned with those of our stockholders, and I am fully committed to building long-term value for them.”

Further details of Mr. Oster’s compensation arrangement are included in a Current Report on Form 8-K filed today with the Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

The equity awards to Mr. Oster are conditioned on stockholder approval of the amendment to the 2026 Equity Incentive Plan at the Company’s Special Meeting of Stockholders to be held on October 20, 2026 (the “Special Meeting”). The Company has filed a definitive proxy statement for the Special Meeting with the SEC and will file a supplement to it describing these awards. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. These documents are available free of charge at www.sec.gov and at https://www.cstproxy.com/tessera/2026. The Company and its directors and executive officers, including Mr. Oster, may be deemed participants in the solicitation of proxies for the Special Meeting. Information about their interests is set forth in the definitive proxy statement and will be set forth in the supplement.

About Tessera Defense and Homeland Security Inc. (Formerly BiomX Inc.)

Tessera Defense and Homeland Security Inc. (NYSE American: HLSQ) is a physical security technology company providing integrated, bespoke security solutions that connect detection, intelligence and response across complex security environments. The Tessera platform integrates cameras, sensors, detection technologies, AI and other security infrastructure to identify threats, understand events and coordinate response in real time. Tessera provides the technology, hardware and implementation expertise needed to tailor security solutions to the specific requirements of each site, helping customers deploy and optimize integrated security systems across critical infrastructure, energy, digital infrastructure and homeland security applications.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “plans,” “believes,” “targets,” “will,” “may,” “anticipates,” “estimates,” “potential,” “projects,” and similar expressions. These forward-looking statements include, among other things, statements regarding the Company’s expectations regarding future growth and profitability; the potential achievement of the EBITDA-per-share performance thresholds applicable to Mr. Oster’s equity compensation for fiscal years 2027 and 2028; the potential issuance of shares pursuant to such performance-based awards; the availability and use of funds under the Company’s at-the-market offering program and line of credit; and the receipt of required corporate approvals, including stockholder approval of an increase in the Company’s equity incentive plan.

These statements are based on the Company’s current expectations, assumptions and strategic plans and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied. There can be no assurance that the Company will achieve any particular level of EBITDA or EBITDA per share, that any of the performance-based equity awards will be earned or issued, or that the required corporate or stockholder approvals will be obtained.

These risks and uncertainties include, among others: the risk that the Company may not achieve the EBITDA-per-share thresholds applicable to the performance-based equity awards; the risk that the Company’s revenue, expenses, profitability, number of shares outstanding or other financial results may differ materially from current expectations; the Company’s ability to successfully execute its business strategy and achieve profitable growth; the Company’s ability to integrate and commercialize its technologies and acquired businesses; changes in customer demand, competitive conditions, government or private-sector spending, procurement processes, regulatory requirements, geopolitical conditions, supply-chain conditions or other market factors; the Company’s ability to raise additional capital and execute its business and strategic initiatives; the Company’s going concern qualification; the risk that required corporate or stockholder approvals relating to the equity awards or the Company’s equity incentive plan may not be obtained; the risk that the Company may not regain compliance with the NYSE American continued listing standards within the plan period or at all; the risk that the Company may not make progress consistent with its compliance plan; the possibility that the Company’s common stock may be suspended from trading or delisted from the NYSE American; and the other risks described in the Company’s filings with the SEC, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 19, 2026, as supplemented by the Form 10-K/A filed with the SEC on April 30, 2026, the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 19, 2026, as well as the Company’s other filings with the SEC.

The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact

Yair Ohayon

Yairo@thlsq.ai